Exhibit 10.2

PROMISSORY NOTE  1/1

$ 1,500,000.00 (One Million Five Hundred Thousand Dollars 00/100 USD).

By means of this PROMISSORY NOTE, made as of this 11th day of May, 2007 (the “Effective Date”), the Subscriber, NASCENT WINE COMPANY, INC, (the “Subscriber”), a company duly incorporated under the Laws of the State of Nevada, USA, represented herein by Mr. Sandro Piancone, who accredits his faculties as the Chief Executive Officer of the Subscriber, hereby agrees to unconditionally pay to the order of ALEJANDRO GUTIÉRREZ PEDERZINI AND LETICIA GUTIERREZ PEDERZINI (collectively the “Creditor”), on the domicile c/o Rio Duero 31 Colonia Cuauhtemoc, 06500 Mexico Federal District, Mexico, the principal amount of $1,500,000.00 (One Million Five Hundred Thousand Dollars 00/100 USD) (the “Principal Amount”).

1.             The payment will be made in two installments:

a).- The first will be in the amount of $500,000.00 (Five Hundred Thousand Dollars 00/100 USD), on November 11, 2007; and

b).- The second will be the amount of $1,000,000.00 (One Million Dollars 00/100 USD, on May 11, 2008 (the “Maturity Date”);

provided, however, Subscriber shall have the right to prepay the Principal Amount and all accrued interest due under this Promissory Note in full or in part at any time and from time to time without premium or penalty.

The Subscriber further promises to pay ordinary interest on the outstanding principal amount of this Promissory Note, which shall accrue daily and shall be calculated and payable at an interest rate per annum (the “Ordinary Interest Rate”) equal to 8% (eight percent).

In the event that any amount owed to the Creditor under this Promissory Note is not paid when due, the unpaid balance of this Promissory Note shall become forthwith due and payable and shall thereafter bear penalty interest at the Default Rate at a monthly interest rate of 1% (one percent), during all the time in which said amount remains unpaid.

2.             The maturity interest mentioned in this Promissory Note shall be calculated upon basis of thirty (30) calendar days per month and the number of actual days elapsed.

3.             All payments hereunder shall be made free and clear of and without deduction for or on account of any present or future taxes.

4.             For all matters relative to the interpretation and execution of this PROMISSORY NOTE, the Subscriber expressly agrees to submit to the current laws and courts of Mexico City, Federal District and the State of Texas, United States of America, waiving any other jurisdiction to which it could have a right due to its current or future domiciles.

[Remainder of This Page Intentionally Left Blank; Signature Page to Follow]

This PROMISSORY NOTE is subscribed in San Diego, California, on the 11th day of the month of May, 2007.

SUBSCRIBER

/s/ Sandro Piancone
Name:	Sandro Piancone
By:	Chief Executive Officer